Exhibit 1
                                                                       ---------

                List of transactions in the Company Common Stock
                ------------------------------------------------


                                          Amount    Amount
                Person                      of        of          Approximate
              effecting                   Shares    Shares         Price per
   Date      transaction     Security     Bought     Sold            Share
   ----      -----------     --------     ------     ----            -----

  6/28/02       SAM        Common Stock   25,000                  1.5188
            Investments